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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



     We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated
February 23, 1996, except as to Note 13, as to which the date is July   , 1996,
related to Raster Graphics, Inc., in the Registration Statement (Form S-1) and related Prospectus of Raster Graphics, Inc. for the registration of 3,450,000 shares of its common stock.


     Our audits also included the financial statement schedule of Raster Graphics, Inc. listed in Item 16(b). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          ERNST & YOUNG LLP
San Jose, California
July   , 1996


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     The foregoing consent is in the form that will be signed upon the completion of reincorporation of the Company from California to Delaware and the reverse stock split.



                                          /s/  ERNST & YOUNG LLP



San Jose, California


July 11, 1996